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Exhibit 10(b)
                   STOCK PURCHASE AGREEMENT


AGREEMENT made this 28th day of April, 1998 by and between ADINA, INC., located at 2415 Midway Road, Suite 121, Carrollton, Texas 75006 hereinafter referred to as "ADINA", and FORSAM VENTURE FUNDING, INC. located at 2415 Midway Road, Suite 121, Carrollton, Texas 75006, hereinafter referred to as "FORSAM ".

WHEREAS,  FORSAM  wishes to acquire the  Camelot  Corporation
Preferred Shares, Series J from ADINA;

WHEREAS, ADINA  wishes to sell the Series J;

NOW, THEREFORE, in consideration of the mutual covenants and agreements, the said parties hereby agree as follows:


                          I. PURCHASE

1.1   FORSAM    agrees  to  transfer   to  ADINA    1,345,295
  Preferred Shares, Series X in FORSAM ("Series X")  for  the
  Series J.

1.02   ADINA   agrees to accept the Series X in exchange  for
the Series J.


                        II.  CLOSING

2.01   On  the  Closing  Date set  forth  in  paragraph  2.03
hereof,  ADINA   agrees  to deliver  the  Series  J  properly
endorsed and transferable into the name of FORSAM;

2.02 On the Closing Date set forth in paragraph 2.03 hereof, FORSAM agrees to deliver the Series X properly registered in the name of ADINA;

2.03 Closing shall take place on April 28, 1998 at the offices of ADINA or such other time and place as FORSAM and ADINA may agree.


                 III.  ADINA 'S REPRESENTATIONS

3.01ADINA   hereby  warrants  and  represents  the  following
facts, the truth and accuracy of which are conditions precedent to the Closing:

(a)ADINA is not required by any provision of federal, state, or local law to take any further action or to seek any governmental approval of any nature prior to the purchase by it of the
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Shares;

(b)ADINA will provide to the extent available all necessary information to FORSAM to permit the due filing of disclosure documents required of FORSAM ;

(c)The representations, warranties, and covenants in this Agreement, in the Exhibits to this Agreement, in the documents and information presented from ADINA to FORSAM do not contain and will not contain any untrue statements of material facts that are necessary to the statements contained in this Agreement, in the Exhibits and in the documents and information furnished to FORSAM which would render them misleading.


                 IV.  FORSAM 'S REPRESENTATIONS

4.01FORSAM hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

(a) FORSAM is not prevented by any federal, state, or local law or by any provision of any contract, mortgage, indenture, or other instrument from entering into this Agreement;

(b)FORSAM will duly file all required disclosure documents required by the Federal Securities Laws upon the execution and consummation of this Agreement.

(c)FORSAM has full and complete corporate authority to create the Series X which will have the following rights:

     1) non-voting;
     2) non-yielding;
     3) non-convertible;
     4) a preference over the common shares of the Corporation upon a liquidation or deemed liquidation of the Corporation.

(d)There are no liens, pledges, chattel mortgages, or other encumbrances of any kind against the Series X;

(e)There are no undisclosed interests, present or future, in the Series X, nor does FORSAM know of any assertion of such an interest;

(f) There are no provisions of any contract, indenture, or other instrument to which FORSAM is a party or to which the Series X, are subject which would prevent, limit, or condition the sale and transfer of the Series X to ADINA.

(g)The  representations, warranties, and  covenants  in  this
Agreement,  in  the  Exhibits  to  this  Agreement,  in   the
documents and information presented from FORSAM to ADINA do not contain and will not contain any untrue statements of material facts that are necessary to the
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statements  contained in this Agreement, in the Exhibits  and
in  the  documents and information furnished to ADINA   which
would render them misleading.

(h) FORSAM will file all required documents with the State of
Delaware   upon   execution  of  this   agreement   for   the
establishment to the Series X;

                     V.  ADINA 'S COVENANTS

5.01ADINA  hereby covenants as follows:

(a)On  the  Closing Date, ADINA  shall deliver to FORSAM  the
stock   certificates  representing  the  Series  J   properly
endorsed to transfer the Series J into the name of FORSAM;

(b)From the date hereof, ADINA will not assign or grant any interest or agree to assign or grant any interest in this Agreement without the prior written consent of FORSAM .


                    VI.  FORSAM 'S COVENANTS

6.01  (a)FORSAM   will not assign or grant  any  interest  or
agree to assign or grant any interest in this Agreement or the Shares without the prior written consent of FORSAM .

(B) At Closing, FORSAM covenants that it will provide the Series X properly registered into the name of ADINA.


                  VII.  CONDITIONS OF CLOSING

It is a condition to Closing that:

7.01 ADINA

(a) ADINA shall deliver to FORSAM the certificates for the Series J with executed Stock Powers to transfer the Series J into the name of FORSAM;

(b) ADINA  has obtained all required corporate approvals;

(c) ADINA will file all required documents pursuant to the Federal Securities Law and obtained all required approvals.


7.02FORSAM

(a)FORSAM shall deliver to ADINA a certificate dated as of the Closing Date that all the
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representations  of FORSAM  remain true and  correct  without change and that FORSAM has complied with all covenants;

(b) FORSAM will file all required documents pursuant to the Federal Securities Law and obtained all required approvals.

(c) FORSAM  has obtained all required corporate approvals;

(d) FORSAM shall deliver the Shares properly endorsed so as to transfer them into the name of ADINA.

(e) FORSAM will provide certificates in the name of ADINA representing the Series X.

(f) FORSAM will file all required documents with the State of Delaware to create the Series X.


7.03ADINA and FORSAM will furnish to each other such other documents and opinions as may be reasonably requested by each of them to the other.


                      VIII.  MISCELLANEOUS

8.01It is understood and agreed that both parties and their representatives (including counsel and accountants) shall keep confidential any information (unless readily ascertainable from public or published information or trade sources) obtained from either party concerning the Agreement and this cancellation. In the event of the termination of this Agreement, both parties and their representatives shall promptly return to the other any statements, documents, and other written information obtained from the other party in connection therewith and without retaining copies thereof.

8.02All representations and warranties by FORSAM , and ADINA shall be true and correct as of the Closing Date, shall survive the Closing Date, and shall bind FORSAM , and ADINA and their heirs and assigns as to any breach thereof not disclosed in writing or known to the parties prior to the Closing Date.

8.03Notwithstanding anything to the contrary herein contained, if prior approval of the transaction contemplated by this Agreement is required from any local, state, or federal governmental board, commission, or other agency ("Approval"), then ADINA and FORSAM hereby agree to use their best efforts to obtain such Approval as expeditiously as possible, the costs and expenses of which shall be borne by the party whose primary responsibility it is under the law to obtain such approval. It is the intent of the parties hereto that if title to the Shares may not be transferred prior to the granting of this Approval, then title to the Shares shall not pass from ADINA to FORSAM until approval has been obtained.

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8.04No remedy conferred by any of the specific provisions  of this Agreement is intended to be exclusive of any other remedy, and each remedy shall be cumulative and shall be in addition to all other remedies given hereunder or now or hereafter  existing  at law or in equity  or  by  statute  or
otherwise.   The  election of any one  or  more  remedies  by
FORSAM or ADINA shall not constitute a waiver of the right to pursue other available remedies.

8.05In  the  event  that  any  part  of  this  Agreement   is
determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

8.06This   Agreement  shall  be  interpreted  and   construed
according to the laws of the State of Texas notwithstanding any conflicts of law principles.

8.07This Agreement may be executed in counterparts which when taken together shall constitute one document.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

FORSAM VENTURE FUNDING, INC.

By:________________________
     Daniel Wettreich, Chairman


ADINA, INC.

_____________________________
Daniel Wettreich,
President